Exhibit 99.3

Allergan Aesthetics to Acquire Soliton, Expanding Body Contouring Portfolio

— Acquisition adds Rapid Acoustic Pulse technology platform for improvement in appearance of cellulite in the buttocks and thighs —

IRVINE, Calif. and HOUSTON, May 10, 2021 – Allergan Aesthetics, an AbbVie company (NYSE: ABBV) and Soliton (NASDAQ: SOLY) today announced a definitive agreement under which Allergan Aesthetics will acquire Soliton and RESONICTM, its Rapid Acoustic Pulse device which recently received U.S. Food and Drug Administration (FDA) 510(k) clearance and is a non-invasive treatment for the short-term improvement in the appearance of cellulite. The acquisition of Soliton expands and complements Allergan Aesthetics’ Body Contouring treatment portfolio which includes CoolSculpting® Elite.

The novel platform technology uses non-invasive rapid, high-frequency sound waves to disrupt targeted cellular structures and connective tissue, physically impacting the fibrous septae beneath the skin that contribute to the dimpled appearance of cellulite. In clinical trial data submitted to the FDA, after a single treatment session RESONICTM demonstrated significant improvement and strong patient satisfaction with 92.9 percent of subjects agreeing or strongly agreeing their cellulite appeared improved.

“There is a huge unmet need to address cellulite and effective treatments have been elusive and frustrating for consumers,” said Carrie Strom, President, Global Allergan Aesthetics and Senior Vice President, AbbVie. “Soliton’s technology offers a new, completely non-invasive approach with clinically-proven results to reduce the appearance of cellulite with no patient downtime. The addition of this technology complements Allergan Aesthetics’ portfolio of body contouring treatments. Health care providers will now have another option to address consumers’ aesthetic concerns.”

“Allergan Aesthetics’ brand recognition, global footprint, track record and commitment to developing best-in-class aesthetic treatments makes the Company ideally suited to maximize the commercial potential of the RESONICTM rapid acoustic pulse technology,” said Walter Klemp, Executive Chairman, Soliton. “I am proud of the passion and accomplishments of the Soliton team and thankful for the ongoing support of our investors which have culminated in this transaction. We look forward to working with Allergan Aesthetics to ensure a successful completion of this transaction.”

Under the terms of the transaction, Allergan Aesthetics will pay $22.60 per share in cash for each outstanding share of Soliton. Soliton’s enterprise value for the transaction is approximately $550 million and was approved by the Boards of Directors of both companies. The transaction is subject to customary closing conditions, including clearance by the U.S. antitrust authorities under the Hart-Scott-Rodino Act and approval of Soliton’s shareholders. Guggenheim Securities served as financial advisor to Soliton and Hogan Lovells served as legal counsel to Soliton.

RESONICTM has also received FDA 510(k) clearance for use in conjunction with laser for tattoo removal and has demonstrated clinical results in fibrotic scars.

About Allergan Aesthetics

At Allergan Aesthetics, an AbbVie company, we develop, manufacture, and market a portfolio of leading aesthetics brands and products. Our aesthetics portfolio includes facial injectables, body contouring, plastics, skin care, and more. Our goal is to consistently provide our customers with innovation, education, exceptional service, and a commitment to excellence, all with a personal touch. For more information, visit www.AllerganAesthetics.com.

About AbbVie

AbbVie’s mission is to discover and deliver innovative medicines that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people’s lives across several key therapeutic areas: immunology, oncology, neuroscience, eye care, virology, women’s health and gastroenterology, in addition to products and services across its Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter, Facebook, Instagram, YouTube and LinkedIn.

About Soliton, Inc.

Soliton, Inc. is a medical device company with a novel and proprietary platform technology licensed from The University of Texas on behalf of MD Anderson Cancer Center. Soliton’s first FDA cleared commercial product will use rapid pulses of acoustic shockwaves as an accessory to lasers for the removal of unwanted tattoos and the treatment of cellulite. Soliton is based in Houston, Texas, and is actively engaged in bringing the Rapid Acoustic Pulse (“RAP”) device to the market. The company believes this “Soliton” method has the potential to lower tattoo removal costs for patients, while increasing profitability to practitioners, compared to current laser removal methods. Soliton is investigating potential additional capabilities of the RAP technology. The device is currently cleared in the United States only for use in tattoo removal and cellulite.

For more information about Soliton, please visit: www.soliton.com.

Forward-Looking Statements

Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. Each of AbbVie and Soliton cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the business and the price of the common stock of each of AbbVie and Soliton, the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain governmental and regulatory approvals, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the outcome of any legal proceedings that have been or may be instituted against AbbVie or Soliton related to the proposed transaction, the failure to realize the expected benefits from AbbVie’s acquisition of Soliton, the failure to promptly and effectively integrate Soliton’s business, competition from other products, challenges to intellectual property, difficulties inherent in the research and development process, the difficulty of predicting future clinical results based on prior clinical results, the timing or outcome of FDA approvals or actions, market acceptance of and continued demand for AbbVie’s and Soliton’s products, difficulties or delays in manufacturing, adverse litigation or government action, changes to laws and regulations applicable to our industry and the impact of public health outbreaks, epidemics or pandemics, such as COVID-19. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s and Soliton’s operations is set forth in Item 1A, “Risk Factors,” of their respective Annual Reports on Form 10-K, which have been filed with the Securities and Exchange Commission, as updated by each company’s subsequent Quarterly Reports on Form 10-Q. Neither AbbVie nor Soliton undertakes any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, Soliton, Inc. will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Soliton stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORTED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on Soliton’s website at www.soliton.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Soliton, Inc., Corporate Secretary, 5304 Ashbrook Drive, Houston, Texas 77081, telephone: (844) 705-4866.

Participants in the Solicitation

Soliton and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Soliton in connection with the proposed transaction. Information regarding Soliton’s directors and executive officers can be found in Soliton’s definitive proxy statement filed with the SEC on March 26, 2021. Additional information regarding the interests of Soliton’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Soliton as described above.

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Contact:

AbbVie Investors:	Soliton Investors:
Liz Shea	James Salierno
Liz.Shea@AbbVie.com	The Ruth Group
(847) 935-2211	(646) 536-7028
jsalierno@theruthgroup.com

Allergan Aesthetics Media:	Soliton Media:
Krista Gugliotti	Annika Parrish
Krista.Gugliotti@abbvie.com	The Ruth Group
(949)217-1475	720-412-9042
aparrish@theruthgroup.com